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                                                              Exhibit 99.B(5)(a)
                         INVESTMENT ADVISORY AGREEMENT

     This Agreement, dated as of the 25th day of July, 1996, made by and between Trainer, Wortham First Mutual Funds, a business trust (the "Trust") operating as an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), on behalf of First Mutual Fund (the "Series") and Trainer, Wortham & Co., Inc., a New York corporation with its principal offices at 845 Third Avenue, 6th Floor, New York, NY 10022 ("Investment Advisor").

     WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trust desires to retain the Investment Advisor to furnish investment advisory and administrative services with respect thereto to the Trust, and the Investment Advisor is willing to so furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1.  Appointment.  The Trust hereby appoints the Investment Advisor to act
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as investment advisor to the Trust for the period and on the terms set forth in this Agreement. The Investment Advisor accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2.  Delivery of Documents.  The Trust has furnished the Investment Advisor
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with copies of each of the following:

          (a) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Investment Advisor and approving this Agreement;

          (b) The Trust's most recent prospectus and Statement of Additional Information (such prospectus and Statement of Additional Information, as presently in effect and all amendments and supplements thereto, are herein called the "Prospectus").

     The Trust will furnish the Investment Advisor from time to time with copies of all amendments of or supplements to the foregoing.

     3.  Management.  Subject to the supervision of the Trust's Board of
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Trustees, the Investment Advisor will provide a continuous investment program for the Trust, including investment research and day-to-day management of the Trust's assets. The Investment Advisor will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust. The Investment Advisor will provide the services under this Agreement in accordance with the Trust's investment objective, policies and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees. The Trust wishes to be
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Investment Advisor agrees to furnish to the Trust, from time to time, such information as may be appropriate for this purpose. The Investment Advisor further agrees that it:

          (a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission;

          (b) will place orders pursuant to its investment determinations for the Trust either directly with the issuer or with any broker or dealer. In executing portfolio transactions, the Investment Advisor will use its best efforts to seek on behalf of the Trust the best overall terms available. In assessing the best overall terms available for any transaction, the Investment Advisor shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Investment Advisor may also consider the brokerage and research services (as those terms are defined in Section 28 (e) of the Securities Exchange Act of 1934) provided to the Trust and any other accounts over which the Investment Advisor exercises investment discretion. The Investment Advisor is authorized, subject to applicable laws and regulations and with the prior approval of the Trust's Board of Trustees, to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Trust which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction in such instances where the Investment Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer as viewed in terms of that particular transaction or in terms of the overall responsibilities of the Investment Advisor to the Trust. In addition, the Investment Advisor may take into account the sale of the Trust's units in allocating purchase and sale orders for portfolio securities to brokers or dealers (including affiliated brokers and dealers that are affiliated with the Trust, the Investment Advisor or the principal underwriter), provided that the Investment Advisor believes that the quality of execution and the commission are comparable to what they would be by other qualified firms. In no instance, however, will portfolio securities be purchased from or sold to the Investment Advisor, the principal underwriter or any affiliated person of either the Trust, the Investment Advisor or the principal underwriter acting as principal in the transaction except to the extent permitted by the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.;

          (c) will maintain all books and records with respect to the Trust's securities transactions which the Trust is required to maintain under applicable laws and will furnish the Trust's Board of Trustees such periodic and special reports as the Board may request; and

          (d) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to, and approval in writing by, the Board of Trustees of the Trust, which approval shall not be unreasonably withheld and
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may not be withheld where the Investment Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Board of Trustees.

     4.  Services Not Exclusive.  The investment management services furnished
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by the Investment Advisor hereunder are not to be deemed exclusive, and the
Investment Advisor shall be free to furnish similar services to others whether or not for compensation so long as its services under this Agreement are not impaired thereby.

     5.  Books and Records.  In compliance with the requirements of Rule 31a-3
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under the 1940 Act, the Investment Advisor  hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request.
The Investment Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required by Rule 31a-1 to be maintained under the 1940 Act.

     6.  Expenses.  During the term of this Agreement, the Investment Advisor
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will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust.

     7.  Compensation.  For the services provided and the expenses assumed
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pursuant to this Agreement, effective as of the date of the effectiveness of this Agreement, the Trust will pay the Investment Advisor and the Investment Advisor will accept as full compensation therefor a fee, accrued daily and paid monthly, at an annual rate of .75 of 1% of the daily net asset value of the Trust.

     If in any fiscal year the aggregate expenses of the Trust (as defined under the securities regulations of any state having jurisdiction over the Trust) exceed the expense limitations of any such state, the Investment Advisor will reimburse the Trust for such excess expenses. The obligation of the Investment Advisor to reimburse the Trust hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided, however, that
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notwithstanding the foregoing, the Investment Advisor shall reimburse the Trust for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

     8.  Limitation of Liability.  The Investment Advisor shall not be liable
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for any error of judgment or mistake of law or for any loss suffered by the
Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.
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     9.  Duration and Termination.  This Agreement will become effective at such
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time as shall have been approved by the shareholders of the Trust, in accordance with the requirements under the 1940 Act, and the existing advisory contract with Trainer, Wortham & Co., Inc. shall have been terminated, and, unless sooner terminated as provided herein, shall continue in effect until September 30, 1997, and thereafter for successive periods of twelve months each ending on September 30th of each year, provided such continuance is specifically approved
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at least annually (a) by the vote of a majority of those members of the Trust's
Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust) on sixty days' written notice or by the Investment Advisor on ninety days' written notice. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

     10.  Amendment of this Agreement.  No provision of this Agreement may be
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changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved by vote of a majority of the outstanding voting securities of the Trust.

     11.  Miscellaneous.  The captions in this Agreement are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affect thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                      Trainer, Wortham, First Mutual Funds
                                      on behalf of
                                      First Mutual Fund

                                      By______________________________________
                                            President
                                      Trainer, Wortham & Co., Inc.


                                      By______________________________________
                                            Managing Director